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                                  Exhibit 21.0


Subsidiary                                                     State of Incorporation
CambridgeBanc, Inc.                                            South Carolina
Carolina Investors, Inc.                                       South Carolina
Premier Financial Services, Inc.                               South Carolina
The Loan Pro$, Inc.                                            South Carolina (80% owned)
Emergent Auto Holdings Corp.                                   South Carolina
Emergent Business Capital, Inc.                                South Carolina
Emergent Business Capital Holdings Corporation                 South Carolina
Emergent Commercial Mortgage Inc.                              South Carolina
Emergent Equity Advisors, Inc.                                 South Carolina
Emergent Financial Corporation                                 South Carolina
Emergent Mortgage Corp.                                        South Carolina
Pickens Railroad Company                                       South Carolina (81% owned)
N. R. Realty Corporation (Inactive)                            South Carolina
The Mississippian Railway, Inc. (Inactive)                     South Carolina
Graham County Railroad, Inc. (Inactive)                        South Carolina
ATACS of South Carolina, Inc. (Inactive)                       South Carolina


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